Exhibit 10.38

LETTER OF AGREEMENT

DCT - 055/98

This Letter of Agreement ("Agreement") dated December 23, 1998, is an agreement between Continental Express, Inc., with its principal place of business at 1600 Smith Street, Houston, Texas, 77002 ("BUYER"), and EMBRAER - Empresa Brasileira de Aeronáutica S.A. ("EMBRAER"), with its principal place of business at São José dos Campos, São Paulo, Brazil, relating to Purchase Agreement DCT - 054/98 (the "Purchase Agreement") for the purchase by BUYER of twenty five firm and up to fifty (50) option new EMB-135 aircraft (respectively the "FIRM AIRCRAFT" and the "OPTION AIRCRAFT").

This Agreement sets forth additional agreements of the PARTIES with respect to the matters set forth in the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Agreement shall govern.

NOW, THEREFORE, for good and valuable consideration, EMBRAER and BUYER agree as follows:

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT]

5. CONFIDENTIALITY

EMBRAER and BUYER shall not disclose the terms and conditions of, or the execution of, the Purchase Agreement, or this Agreement to any third party until the execution of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. After the execution of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the disclosure of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the Purchase Agreement and this Agreement shall be governed by the terms of the Purchase Agreement. The confidentiality provision of this Agreement will not prohibit disclosure to legal counsel or financial advisors of the undersigned, or to relevant governmental authorities, or as otherwise may be required by law.

6. MISCELLANEOUS

All terms and conditions of the Purchase Agreement which have not been specifically altered or modified hereunder shall remain in full force and effect, and time is of the essence under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

CONTINENTAL EXPRESS, INC. EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A

By : /s/ Fred S. Cromer By : /s/ Antonio L.P. Manso

Name : Frederick S. Cromer Name : Antonio L. P. Manso

Title : Vice President, Finance Title : Executive Vice President

Chief Financial Officer and CFO

By : /s/ FlavioRimoli

Name : Flavio Rimoli

Title : Director of Contracts

Witness: /s/ John J. Mannion Witness: /s/ Jose Luis P. Molina

Name : John J. Mannion Name : Jose Luis P. Molina